UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2012

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1100 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)       (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 28, 2012, Net Talk.com, Inc. (the “Company”) issued to an institutional accredited investor a 10% Senior Secured Debenture, due June 30, 2012. The 10% Senior Secured Debenture provides for total advances of up to $550,000 to be made to the Company. The 10% Senior Secured Debenture, among other matters, accrues interest at 10% per annum, is payable in full on June 30, 2012, is secured by all of the assets of the Registrant, and provides for a default rate of interest of no less than 18% upon an event of default. Proceeds from the debenture will be used for marketing and general working capital.

ITEM 3.02	UNREGISTERED SALE OF EQUITY AND SECURITIES

On June 15, 2011, the Company adopted the 2011 Stock Option Plan (the “2011 Plan”) which was adopted to advance the Company’s interests by enhancing the Company’s ability to attract and retain valuable employees, officers, directors and consultants by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. All of the Company’s employees, officers, and directors, and those consultants and advisors of the Company that (i) are natural persons and (ii) provide bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for the Company’s securities, were eligible to be granted options or restricted stock awards under the 2011 Plan. The maximum aggregate number of shares of the Company’s common stock that were available to be issued under the 2011 Plan was 20,000,000 shares of the Company’s common stock.

On May 28, 2012, the Company’s Board of Directors (the “Board”) approved and issued 15,488,000 shares of the Company’s common stock under the Company’s 2011 Plan.

The shares were issued to officers and employees as follows:

Anastasios Kyriakides	12,000,000	Director/officer
Kenneth Hosfeld	33,000	Director/officer
Guillermo Rodriguez	33,000	Director/officer
Nick Kyriakides	33,000	Officer
George Gabb	1,000	Director
Sub – total	12,100,000
All others	3,388,000	Employees and consultant
Total	15,488,000

The Shares were issued by the Company in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02	ELECTION OF DIRECTOR; ADOPTION OF 2012 STOCK OPTION PLAN

(d)          On May 28, 2012, the Board elected to increase the number of members of the Company’s Board from four directors to five directors. The Board appointed and elected Mr. Shad Stastney to fill the vacancy on the Board created by that increase. There is no arrangement, understanding or any material plan, contract or arrangement regarding Mr. Stastney that requires disclosure. Mr. Stastney has not been appointed to any committee. Mr. Stastney will serve on the Board until the next annual meeting of shareholders, or until his successor is duly elected and seated.

(e)          On May 28, 2012, the Company created, adopted and implemented its 2012 Employee Stock Option Plan (the “2012 Plan”). The purpose of the 2012 Plan is to advance the interest of our shareholders by enhancing our ability to attract, retain and motivate our employees who make important contributions by providing those employees with equity ownership opportunities and performance – based incentives.

ITEM 9.01  Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	10% Senior Secured Debenture due June 30, 2012
10.2	Net Talk.com, Inc. 2012 Employee Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	June 6, 2012